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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report dated January 24, 1994 with respect to the financial statements and schedules of Cooper Industries, Inc. and (b) our consent dated March 30, 1994 with respect to the related financial statement schedules, incorporated by reference or included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated January 24, 1994, except for Note 1, as to which the date is September 30, 1994, with respect to the consolidated financial statements of Cooper Industries, Inc. for the years ended December 31, 1993 and 1992 included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 1994.


                                                      /s/ ERNST & YOUNG LLP

Houston, Texas
February 23, 1995